Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-85896), and Form S-8 (File No. 33-78592, File No. 333-69913 and File No. 333-79445), of D&E Communications, Inc. of our reports dated March 3, 2000, on our audits of the consolidated financial statements of D&E Communications, Inc. and the financial statements of D&E/Omnipoint Wireless Joint Venture, L.P. which appear in this Form 10-K.





/s/ PricewaterhouseCoopers LLP


Philadelphia, PA
March 24, 2000